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                                       For further information contact:

                              John Schoen                 Jack Seller
                              COO/CFO                     Public Relations
                              PCTEL, Inc.                 PCTEL, Inc.
                              (773) 243-3000              (773) 243-3016
                                                          jack.seller@pctel.com



         PCTEL REVISES GUIDANCE ON REVENUE FOR THIRD AND FOURTH QUARTER

           SHORTFALL IN GOVERNMENT SALES AND SOFTAP CONTRIBUTE TO MISS

CHICAGO, IL - OCTOBER 6, 2004 - PCTEL, Inc. (NASDAQ:PCTI), announced today that revenue for the third quarter would be $10.9 million, compared to prior guidance of $12.5 -13.0 million provided at the beginning of the quarter. The company also announced that its sales would be up slightly to between $10.9 and $11.3 million for the fourth quarter. The revised revenue guidance for 2004 is between a range of $44.0 and $44.2 million and is comprised of the company's wireless product sales and licensing revenue. Last year, PCTEL generated $27.2 million in wireless product sales and modem licensing fees, including a $13.5 million one-time perpetual license fee from Intel.

The company anticipates that each of its wireless product groups will continue to demonstrate year over year revenue growth. Despite this growth, the company does not expect that it will be able to achieve its original financial targets.

The company's financial performance was impacted by shortfalls in the government contracts business of its RF Solutions Group. In addition, revenue for SoftAP declined from the second quarter and that business is expected to remain soft in the fourth quarter.

"We are disappointed that we will not meet our previously announced financial objectives," said Marty Singer, PCTEL's Chairman and CEO. "On the other hand, we continue to make strong progress in building our business and establishing a software and licensing revenue base for the future, and we continue to have high confidence in the customer markets for our Roaming Client software, our RF Solutions products and our new antenna products," added Singer.

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The company will have further information available at its regularly scheduled earnings conference call scheduled for Monday, November 1, 2004 at 5:00 pm
(EST). Call details will be announced in a separate press release.

ABOUT PCTEL

PCTEL (NASDAQ: PCTI), founded in March 1994, is a global leader in simplifying mobility. PCTEL's Mobility Solutions' software tools simplify installation, roaming, Internet access and billing. PCTEL's RF Solutions' portfolio of OEM receivers and receiver-based products measure and monitor cellular networks. PCTEL's MAXRAD Product Group designs, distributes, and supports innovative antenna solutions that facilitate and simplify wireless communications. PCTEL protects its leadership position with a portfolio of more than 130 analog and broadband communications and wireless patents, issued or pending, including key and essential patents for modem technology. The company's products are sold or licensed to PC manufacturers, PC card and board manufacturers, wireless carriers, wireless ISPs, distributors, wireless test and measurement companies, and system integrators. PCTEL headquarters are located at 8725 West Higgins Road, Suite 400, Chicago, IL 60631. Telephone: 773-243-3000. For more information, please visit our web site at: http://www.pctel.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Specifically, these forward looking statements include, but are not limited to, statements regarding PCTEL's expectations as to its financial results for the third and fourth quarters of 2004 and for 2004, and management's confidence in the customer markets for its products. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the completion of PCTEL's closing and review procedures for the third quarter; the effects of competition and pricing pressures; the rate of growth of the wireless markets; variability in quarterly operating results; general economic conditions; and other risks as detailed from time to time in PCTEL's filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.


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